UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01. Entry into a Material Definitive Agreement.

Approval of the Form of Stock Appreciation Rights Agreement

On June 29, 2006, the Compensation Committee of the Board of Directors of DaVita Inc. (the “Company”) approved the form of Stock Appreciation Rights Agreement (the “SAR Agreement”) for grants of stock appreciation rights to employees under the DaVita Inc. 2002 Equity Compensation Plan (the “Plan”). Under the SAR Agreement, the Company may award an employee (“Grantee”) an individual grant of a stock appreciation right (“SAR”). The shares of the Company’s common stock subject to the SAR will have the base price set forth in the applicable SAR Agreement, but shall not be less than the fair market value on the date of grant and will vest in accordance with the schedule set forth in the applicable SAR Agreement. Upon the exercise of all or a portion of the SAR, the Grantee will receive a number of shares of the Company’s common stock with a fair market value equal to the amount by which the fair market value of a share of the Company’s common stock on the exercise date exceeds the SAR base price, multiplied by the number of shares of common stock with respect to which the SAR is exercised.

The SAR awarded to a Grantee will be effective from the grant date and will expire on the fifth anniversary thereafter. However, if the Grantee’s employment with the Company is terminated (the “Severance”), the SAR will terminate (i) one year from the date of the Severance, if the Grantee dies while employed by the Company (or during the three month period immediately subsequent to the Severance) or was disabled at the time of the Severance and (ii) three months from the date of the Severance in all other cases. The SAR is also subject to termination if at any time within the later of (i) the term of the SAR or (ii) one year after termination of employment for any reason, the Grantee, among other things, breaches the non-competition, non-solicitation or non-disclosure provisions of the SAR Agreement. The SAR will terminate effective on the date on which the Grantee commits such a breach, and the Grantee must pay the Company any gain realized from exercising the shares of common stock subject to the SAR. In addition, some or all of any unvested portion of the SAR may be subject to revocation in the event of a meaningful reduction, determined in the Company’s sole discretion, in both the Grantee’s duties and responsibilities and the level of the Grantee’s regular cash compensation for an extended or indefinite period of time. In such event, the Company reserves the right to unilaterally revoke some or all of the unvested portion of the Grantee’s SAR.

The SAR Agreement also provides that, in the event of a Change of Control (as that term is defined in the SAR Agreement), the SAR will automatically vest and become immediately exercisable in its entirety, and such vesting will be effective as of the effective date of the Change of Control transaction.

The foregoing description of the SAR Agreement is qualified in its entirety by reference to the SAR Agreement which is attached hereto as Exhibit 10.1.

Approval of an Amendment to the Form of Non-Qualified Stock Option Agreement and the Form of Restricted Stock Units Agreement

On June 29, 2006, the Compensation Committee of the Board of Directors of the Company also approved an amendment to each of (i) the form of Non-Qualified Stock Option Agreement (the “Stock Option Agreement”) for non-qualified stock option grants to employees under the Plan and (ii) the form of Restricted Stock Units Agreement (the “RSU Agreement”) for restricted stock unit awards to employees under the Plan. The amendment to each of the Stock Option Agreement and the RSU Agreement provides that, in the event of a meaningful reduction, determined in the Company’s sole discretion, in both a participant’s duties and responsibilities and the level of such participant’s regular cash compensation for an extended or indefinite period of time, the Company reserves the right to unilaterally revoke some or all of the unvested portion of such participant’s option or award.

Entry into an Employment Agreement with the Chief Financial Officer of the Company

The Company entered into an employment agreement (the “Employment Agreement”) effective September 1, 2006 (the “Effective Date”) with Mark G. Harrison pursuant to which Mr. Harrison agreed to serve as the Company’s Chief Financial Officer. Mr. Harrison will receive an annual base salary of $500,000 and is eligible to receive a performance bonus in an amount to be determined by the Chief Executive Officer and/or the Board of Directors or the Compensation Committee of the Board of Directors. On the Effective Date, Mr. Harrison also is entitled to receive a starting bonus in the amount of $52,000. The Company will also pay Mr. Harrison an additional $75,000 per year, less withholdings, for the first three years after he relocates to California to assist him with the cost of housing in California. Under the Employment Agreement, Mr. Harrison will receive a grant of an option to purchase 125,000 shares of the Company’s common stock on the Effective Date at an exercise price equal to the closing price of the stock on such date. The option has a five-year term, with 25% vesting on the first anniversary of the grant date, 8.33% vesting on the twentieth month after the grant date, and 8.33% every four months thereafter. In addition, on the Effective Date, Mr. Harrison will receive 31,250 shares of restricted stock units which shall vest over a five-year period, one-third vesting on each of the third, fourth and fifth anniversary of the grant date.

Under the terms of the Employment Agreement, Mr. Harrison is an “at will” employee, which means that either Mr. Harrison or the Company may terminate his employment at any time. In the event that Mr. Harrison’s employment is terminated for reasons other than death, Material Cause or Disability (as each term is defined in the Employment Agreement) or if Mr. Harrison resigns within sixty (60) days following a Constructive Discharge following a Change of Control (as each term is defined in the Employment Agreement), Mr. Harrison is entitled to receive his base salary and health benefits for a period of one year following termination. If within six (6) years of the Effective Date, (i) the Chief Executive Officer as of the Effective Date is no longer the Chief Executive Officer for reasons other than as a result of a Change of Control, (ii) the new Chief Executive Officer has worked for the Company for less than two years at the time he/she becomes the Chief Executive Officer, and (iii) within one year of this person becoming the new Chief Executive Officer, that person either hires someone else to be Company’s Chief Financial Officer or has commenced a search for a new Chief Financial Officer, Mr. Harrison will continue to receive his base salary for a two (2) year period and health benefits for an eighteen-month period following termination and will receive a lump-sum severance of $150,000, less withholdings.

The Employment Agreement provides further that Mr. Harrison is (1) prohibited from soliciting employees of the Company and (2) prohibited from soliciting any patient or customer of the Company to patronize any competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the Company, for a period of one year (or for a period of two years if Mr. Harrison is receiving a severance) following the termination of his employment for any reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Stock Appreciation Rights Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.2	Form of Non-Qualified Stock Option Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.3	Form of Restricted Stock Units Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.4	Employment Agreement, effective September 1, 2006, by and between DaVita Inc. and Mark G. Harrison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 6, 2006	By:	/S/ JOSEPH SCHOHL
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock Appreciation Rights Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.2	Form of Non-Qualified Stock Option Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.3	Form of Restricted Stock Units Agreement—Employee (DaVita Inc. 2002 Equity Compensation Plan).

10.4	Employment Agreement, effective September 1, 2006, by and between DaVita Inc. and Mark G. Harrison.